Exhibit (b)


Washington, Pittman & McKeever
Certified Public Accountants

819 South Wabash Avenue
Suite 600
Chicago, Illinois 60605
(312)786-0330
FAX (312)786-0323





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated November 22, 1996 (and references to our Firm) included in or made a part of this Form 11-K. It should be noted that we have not audited any financial statements of The Quaker Investment Plan subsequent to June 30, 1996 or performed any audit procedures to the date of our report.







                                                 WASHINGTON, PITTMAN & McKEEVER




Chicago, Illinois
December 19, 1996